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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  - - - - - - -


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report
 (Date of earliest event reported):                    March 31, 2004


                            Symbol Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                       1-9802                     11-2308681
   --------                       ------                     ----------
(State or other              (Commission File               (IRS Employer
Jurisdiction of                  Number)                 Identification No.)
Incorporation)


   One Symbol Plaza
  Holtsville, New York                                          11742
-------------------------------                              ----------
  (Address of principal                                      (Zip Code)
    executive offices)


Registrant's telephone number, including
   area code:                                               (631) 738-2400


Former name or former address, if changed
    since last report:                                      Not Applicable


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On March 31, 2004, Symbol Technologies, Inc. (the "Registrant") entered into an Employment Agreement with William R. Nuti, its President and Chief Executive Officer, effective as of March 31, 2004 (the "Employment Agreement"). The initial term of the Employment Agreement shall terminate on July 31, 2009, and thereafter may be automatically renewed for successive one-year periods, unless otherwise terminated as provided therein. As compensation for his services, Mr. Nuti will receive an annual base salary of US $1,000,000. Mr. Nuti's salary will be reviewed annually but may not be decreased. Mr. Nuti also participates in the Registrant's Executive Bonus Plan. The target amount of his annual bonus is 100% of his base salary; and the maximum annual bonus that he may receive is 200% of his base salary. A copy of the Employment Agreement is attached hereto as
Exhibit 10.1 and a more detailed summary of Mr. Nuti's Employment Agreement may be found in the Registrant's Definitive Proxy Statement to be used in connection with the Registrant's 2004 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 1, 2004.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)     The following exhibit is included herein:

Exhibit 10.1 Employment Agreement, effective as of March 31, 2004, by and between the Registrant and William R. Nuti.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SYMBOL TECHNOLOGIES, INC.




Date: April 1, 2004                   By: /s/ Peter M. Lieb
                                          -----------------------------------
                                      Name:   Peter M. Lieb
                                      Title:  Senior Vice President,
                                              General Counsel and Secretary



                                 EXHIBIT INDEX

Exhibit        Description

Exhibit 10.1 Employment Agreement, effective as of March 31, 2004, by and between the Registrant and William R. Nuti.